Exhibit 99.1
                                                                ------------

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report of Videolocity International, Inc. (the "Company") on Form 10-QSB for the period ending January 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert E. Holt, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:


         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2)  The information  contained in the Report fairly  presents,  in all
              material   respects,   the  financial   condition  and  result  of
              operations of the Company.



/s/ Robert E. Holt
------------------------------
    Robert E. Holt
    Chief Executive Officer

Date:  March 24, 2003


The  foregoing   certification   is  being  furnished   solely  pursuant  to  18
U.S.C.ss.1350 and is not being filed as part of the Report or as a separate disclosure document.